Exhibit 5.1

Perkins Coie LLP 1900 Sixteenth Street Suite 1400 Denver, CO 80202-5255	T. +1.303.291.2300 F. +1.303.291.2400 perkinscoie.com

February 25, 2026

Ideal Power Inc.

5508 Highway 290 West, Suite 120

Austin, Texas, 78735

Re:         Ideal Power Inc. — Registration Statement on Form S-3 (File No. 333-292492)

Ladies and Gentlemen:

We have acted as counsel to Ideal Power Inc., a Delaware corporation (the “Company”), in connection with the preparation and filing with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Securities Act”), of the registration statement on Form S-3 (File No. 333-292492) (the “Registration Statement”), including the prospectus which forms a part of the Registration Statement (the “Base Prospectus”), and the prospectus supplement dated February 23, 2026 filed with the Commission pursuant to Rule 424(b) under the Securities Act (the “Prospectus Supplement” and, together with the Base Prospectus, the “Prospectus”) with respect to the issuance and sale by the Company of (i)(a) 3,505,855 shares (the “Shares”) of the Company’s common stock, par value $0.001 per share (the “Common Stock”), and (b) pre-funded warrants to purchase an aggregate of 952,881 shares of Common Stock (the “Pre-Funded Warrants”), and (ii) the shares of Common Stock issuable upon exercise of the Pre-Funded Warrants (the “Warrant Shares”). The Shares, the Pre-Funded Warrants and the Warrant Shares are collectively referred to herein as the “Securities.” The Shares and Pre-Funded Warrants are being sold pursuant to the terms of an underwriting agreement, dated February 23, 2026, by and between the Company and Titan Partners Group LLC (the “Underwriting Agreement”).

We have examined the Registration Statement, the Prospectus, the Underwriting Agreement and such documents and records of the Company and other documents as we have deemed necessary for the purposes of this opinion. In such examination, we have assumed the following: (i) the authenticity of original documents and the genuineness of all signatures; (ii) the conformity to the originals of all documents submitted to us as copies; and (iii) the truth, accuracy and completeness of the information, representations and warranties contained in the records, documents, instruments and certificates we have reviewed.

Based upon the foregoing, it is our opinion that:

1.

The Shares have been duly authorized by all necessary corporate action of the Company and, upon (i) the due execution by the Company and registration by its registrar of such Shares, (ii) the issuance and delivery of such Shares in accordance with the Underwriting Agreement and (iii) receipt by the Company of the consideration therefor in accordance with the terms of the Underwriting Agreement, the Shares will be validly issued, fully paid and non-assessable.

2.

Upon (i) the offering and sale of the Pre-Funded Warrants in accordance with the Underwriting Agreement, (ii) the Pre-Funded Warrants having been duly executed and delivered by the Company, and (iii) receipt by the Company of the consideration for the Pre-Funded Warrants in accordance with the terms of the Underwriting Agreement, the Pre-Funded Warrants will constitute valid and binding obligations of the Company, enforceable against the Company in accordance with their terms.

3.

The Warrant Shares have been duly authorized by all necessary corporate action of the Company and, upon (i) the due execution by the Company and registration by its registrar of the Warrant Shares, and (ii) delivery and payment therefor upon exercise of the Pre-Funded Warrants in accordance with their respective terms, the Warrant Shares will be validly issued, fully paid and non-assessable.

We hereby consent to the filing of this opinion as Exhibit 5.1 to the Company’s Current Report on Form 8-K filed with the Commission on or about the date hereof, to the incorporation by reference of this opinion into the Registration Statement and any amendments thereto, including any and all post-effective amendments, and to the reference to us under the headings “Legal Matters” in the Prospectus. In giving such consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act or related rules and regulations of the Commission issued thereunder.

Very truly yours,

/s/ PERKINS COIE LLP